Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 18, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in JinkoSolar Holding Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People's Republic of China

April 18, 2012